Sunlight Financial Reports Second Quarter 2021 Results

- Year-over-Year Funded Loan Volume Triples to $666 Million in 2Q 2021 -
- Year-over-Year Total Revenue up 162% to $26.9 Million in 2Q 2021 -
- 2Q 2021 Net Income increased to $5.2 Million, up from $(1.2) Million in 2Q 2020 -
- 2Q 2021 Adjusted EBITDA increased to $11.5 Million, up from $0.2 Million in 2Q 2020 -
- Revises Full-Year 2021 Outlook for Key Metrics -

NEW YORK, N.Y. and CHARLOTTE, N.C. – August 16, 2021 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale financing company, today provided financial results for the second quarter ended June 30, 2021.

“Sunlight generated a record level of loan volume in the second quarter of 2021, with funded loans of $666 million, demonstrating our unique ability to meet the growing demand for residential solar with our best-in-class point-of-sale technology platform and our high-quality contractor partnerships," said Matt Potere, Chief Executive Officer of Sunlight. "Our strong funded loan volume led to profitable earnings growth, with Total Revenue up 162% and significant Net Income and Adjusted EBITDA increases relative to the second quarter of 2020."

"We also grew our contractor network by 77% since the second quarter of 2020, bringing our total active contractor base to nearly 1,400, and saw a record-high battery attachment rate of 26%, driving our average solar loan balance up 15% relative to the second quarter of 2020,” added Mr. Potere. "Sunlight is well-positioned to pursue its growth strategy as a public company, continuing to provide frictionless financing and innovative products to homeowners to support the transition to a clean energy future."

All financial and operating results included in this release are for the Sunlight Financial LLC business, and do not give effect to the closing of the business combination with Spartan Acquisition Corp. II (“Spartan”), which occurred on July 9, 2021 (after the close of the quarter ended June 30, 2021).

Second Quarter 2021 Key Financial Metrics

•Total funded loans of $666 million, tripling from $222 million in the prior-year period
•Total Revenue of $26.9 million, a 162% increase from $10.3 million in the prior-year period
•Net Income of $5.2 million, up from a net loss of $(1.2) million in the second quarter of 2020
•Adjusted EBITDA of $11.5 million, a significant increase from $0.2 million in the prior-year period
•Adjusted EBITDA Margin of 42.7%, nearly 20x Adjusted EBITDA margin of 2.2% in the second quarter of 2020

Second Quarter 2021 Key Operational Metrics

•Borrower counts increased to a new quarterly high of 18,572, more than doubling from 6,894 borrowers in the second quarter of 2020
•New contractor relationships grew 77% relative to the second quarter of 2020, with 46 new solar contractors and 138 new home improvement contractors joining the Sunlight platform in the second quarter of 2021
•Battery attachment rate of 26%, triple the rate of just under 9% in the prior-year period
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•Average loan balance increased 11% year-over-year to $35,870, with solar loans averaging $39,852 in the second quarter of 2021

Recent Business Highlights

•Following the successful completion of the business combination with Spartan on July 9, 2021, Sunlight began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SUNL” on July 12, 2021.
•As of June 30, 2021, Sunlight had a cumulative funded loan total of $4.8 billion, and is poised to surpass $5 billion in cumulative funded loans in the third quarter of 2021.
•On August 5, 2021, Sunlight announced innovative and competitive new loan products for residential solar and energy storage systems that provide additional term and pricing options for contractors to enable cost-saving installations for homeowners.
Full-Year 2021 Outlook

Sunlight is revising its previously-provided full-year 2021 financial forecast for funded loans, Total Revenue and Adjusted EBITDA to the following ranges:

•Expected 2021 Total funded loans of $2.6 - $2.8 billion
•Expected 2021 Total Revenue of $113 - $121 million
•Expected 2021 Adjusted EBITDA of $46 - $51 million
•Expected 2021 Adjusted EBITDA Margin of 38% - 42%

Sunlight continues to expect a strong year-over-year increase in funded loans and the business is well-positioned for long-term growth. Near-term forecasts for Total Revenue and Adjusted EBITDA, however, have been impacted both by higher-than-expected costs related to transitioning to, and operating as, a public company, and by lower expectations for Platform Fee Margins resulting from the competitiveness of the market. Each of these drivers account for roughly half of the overall difference in Adjusted EBITDA between Sunlight's previous guidance and the mid-point of this revised guidance. As a result of previously-enacted pricing changes, however, Platform Fee Margins are expected to improve from 2Q 2021 levels throughout the second half of 2021.

The mid-points of the updated 2021 outlook still reflect robust year-over-year growth of 84% for funded loans, 68% for Total Revenue, and 102% for Adjusted EBITDA relative to full-year 2020 actual results.

Sunlight plans to initiate full-year 2022 guidance on its fourth quarter and full-year 2021 earnings call early next year.
Conference Call Information
Sunlight will host a conference call and webcast to discuss its second quarter 2021 financial and operational results and business outlook at 5:00 PM ET today, August 16, 2021. The conference call will be webcast live from the Company's investor relations website at ir.sunlightfinancial.com. A replay will be available on the investor relations website following the call.
Earnings Presentation

A supplemental earnings presentation is available at ir.sunlightfinancial.com. Additional information is available in the Form 8-K/A, which Sunlight filed with the SEC on August 16, 2021.

About Sunlight Financial

Sunlight is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Media Contacts:

Investor Relations
Lucia Dempsey, Sunlight Financial
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (“SEC”) on July 30, 2021, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Some of the operating and financial information and data contained in this press release, such as Total Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Sunlight believes these non-GAAP measures of financial and business results provide useful information to management and the reader regarding certain financial and business trends relating to Sunlight’s financial condition and results of operations. Sunlight further believes that the use of these non-GAAP financial and business measures provides an additional tool for use in evaluating projected operating results and trends and in comparing Sunlight’s financial and operating measures with other similar companies, many of which present similar non-GAAP financial and operating measures to their investors and potential investors. While Adjusted EBITDA, in particular, is relevant and widely used across industries and in the industries in which Sunlight participates, they may contain or exclude adjustments, exclusions and one-time items that third parties may or may not adjust for in connection with such measure, and such measure should not be considered an alternative to any GAAP measures in evaluating the profitability of an investment in, or whether to invest in or consummate a transaction involving, Sunlight. The principal limitation of the Adjusted EBITDA non-GAAP financial measure is that it excludes significant items of income and expense that are required by GAAP to be recorded in Sunlight’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by Sunlight’s management about which items of income and expense are excluded or included in determining this non-GAAP financial measure. The Adjusted EBITDA non-GAAP financial measure and other metrics used herein, including Adjusted EBITDA Margin, should not be relied on or considered an alternative to any GAAP measures or other measures related to the liquidity, financial condition or financial results of Sunlight. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release.

SUNLIGHT FINANCIAL LLC
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$62,521	$49,583
Restricted cash	3,861	3,122
Advances (net of allowance for credit losses of $211 and $121)	40,768	35,280
Financing receivables (net of allowance for credit losses of $111 and $125)	4,707	5,333
Property and equipment, net	5,693	5,725
Due from affiliates	1,839	—
Other assets	4,340	7,030
Total assets	$123,729	$106,073

Liabilities, Temporary Equity, and Members' Equity

Liabilities
Accounts payable and accrued expenses	$18,873	$15,782
Funding commitments	22,164	18,386
Debt	20,613	14,625
Distributions payable	—	7,522
Due to affiliates	761	—
Warrants, at fair value	9,708	5,643
Other liabilities	1,076	1,502
Total liabilities	73,195	63,460

Commitments and Contingencies

Temporary Equity
Preferred class A-3 unit members' capital; 403,946 and 376,395 units authorized, issued, and outstanding as of June 30, 2021 and December 31,2020, respectively	338,620	260,428
Preferred class A-2 unit members' capital; 242,512 and 225,972 units authorized, issued, and outstanding as of June 30, 2021 and December 31,2020, respectively	213,218	154,286
Preferred class A-1 unit members' capital; 317,989 and 296,302 units authorized, issued, and outstanding as of June 30, 2021 and December 31,2020, respectively	279,554	202,045
Common unit members' capital; 78,717 units authorized, issued, and outstanding as of June 30, 2021 and December 31,2020	68,296	47,757

Members' Equity
Other ownership interests' capital	1,457	1,439
Accumulated deficit	(850,611)	(623,342)
Total members' equity	(849,154)	(621,903)
Total liabilities, temporary equity, and members' equity	$123,729	$106,073

SUNLIGHT FINANCIAL LLC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$26,203	$10,199	$50,990	$23,272
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	5,337	2,300	10,191	5,247
Compensation and benefits	8,108	6,273	16,120	12,723
Selling, general, and administrative	1,204	542	3,120	1,822
Property and technology	1,420	1,065	2,628	2,048
Depreciation and amortization	801	815	1,610	1,618
Provision for losses	436	354	1,172	478
Management fees to affiliate	100	100	200	200
	17,406	11,449	35,041	24,136
Operating income	8,797	(1,250)	15,949	(864)
Other Income (Expense), Net
Interest income	112	119	253	276
Interest expense	(317)	(169)	(572)	(328)
Change in fair value of warrant liabilities	(1,451)	(13)	(4,065)	29
Change in fair value of contract derivatives, net	69	184	(787)	455
Realized gains on contract derivatives, net	719	89	2,986	121
Other income (expense)	209	(114)	621	(390)
Business combination expenses	(2,895)	—	(6,482)	—
	(3,554)	96	(8,046)	163
Net Income (Loss)	$5,243	$(1,154)	$7,903	$(701)

SUNLIGHT FINANCIAL LLC
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	For the Six Months Ended June 30,
	2021	2020
Cash Flows From Operating Activities
Net income (loss)	$7,903	$(701)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,698	1,677
Provision for losses	1,172	478
Change in fair value of warrant liabilities	4,065	(29)
Change in fair value of contract derivatives, net	787	(455)
Other expense (income)	(621)	390
Unit-based payment arrangements	18	97
Increase (decrease) in operating capital:
Increase in advances	(5,673)	(3,964)
Increase in due from affiliates	(1,839)	—
Decrease (increase) in other assets	2,190	(364)
Increase in accounts payable and accrued expenses	2,664	147
Increase (decrease) in funding commitments	3,779	(7,487)
Increase in due to affiliates	761	—
Increase (decrease) in other liabilities	202	(6)
Net cash provided by (used in) operating activities	17,106	(10,217)

Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	832	625
Payments to acquire loans and participations in loan pools	(1,170)	(1,487)
Payments to acquire property and equipment	(1,066)	(1,614)
Net cash used in investing activities	(1,404)	(2,476)

Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	20,746	5,064
Repayments of borrowings under line of credit	(14,758)	(5,898)
Payment of capital distributions	(7,522)	(1,987)
Payment of debt issuance costs	(491)	—
Net cash used in financing activities	(2,025)	(2,821)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	13,677	(15,514)

Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	52,705	51,656

Cash, Cash Equivalents, and Restricted Cash, End of Period	$66,382	$36,142

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$537	$278

Noncash Investing and Financing Activities
Preferred dividends, paid in-kind	$55,702	$7,139
Change in temporary equity redemption value	179,470	(22,025)

RECONCILIATION OF GAAP MEASURES TO ADJUSTED FINANCIAL MEASURES

ADJUSTED EBITDA AND FREE CASH FLOW RECONCILIATION
(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net Income (Loss)	$5,243	$(1,154)	$7,903	$(701)
Adjustments for adjusted EBITDA
Depreciation and amortization	801	815	1,610	1,618
Interest expense	317	169	572	328
Income taxes	—	—	—	—
Non-cash change in financial instruments	1,173	(57)	4,232	(94)
Equity-based compensation	7	20	18	97
Fees paid to brokers	1,059	429	2,169	1,258
Expenses from the Business Combination	2,895	—	6,482	—
Adjusted EBITDA	11,495	222	22,986	2,506
Adjustments for net cash provided by (used in) operating activities
Interest expense	(317)	(169)	(572)	(328)
Income taxes	—	—	—	—
Fees paid to brokers	(1,059)	(429)	(2,169)	(1,258)
Expenses from the Business Combination	(2,895)	—	(6,482)	—
Provision for losses	436	354	1,172	478
Changes in operating capital and other	(1,054)	(8,410)	2,171	(11,615)
Net Cash Provided by (Used in) Operating Activities	6,606	(8,432)	17,106	(10,217)
Adjustments for free cash flow
Capital expenditures	(357)	(749)	(1,066)	(1,614)
Changes in advances, net of funding commitments	2,654	9,427	1,799	11,341
Changes in restricted cash	915	217	(125)	(682)
Payments of Business Combination costs	2,012	—	6,482	—
Other changes in working capital	(566)	386	(199)	537
Free Cash Flow	$11,264	$849	$23,997	$(635)

TOTAL REVENUE RECONCILIATION
(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$26,203	$10,199	$50,990	$23,272
(+) Realized gain on contract derivatives, net	719	89	2,986	121
Total Revenue	$26,922	$10,288	$53,976	$23,393

ADJUSTED NET INCOME RECONCILIATION
(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net Income (Loss)	$5,243	$(1,154)	$7,903	$(701)
Non-cash change in financial instruments	1,173	(57)	4,232	(94)
Expenses from the Business Combination	2,895	—	6,482	—
Adjusted Net Income	$9,311	$(1,211)	$18,617	$(795)